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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRAMMELL CROW COMPANY
(Exact name of registrant as specified in its charter)

Delaware	75-2721454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2001 Ross Avenue, Suite 3400	75201
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)
TRAMMELL CROW COMPANY RETIREMENT SAVINGS PLAN (Full title of the plan)
Robert E. Sulentic President and Chief Executive Officer Trammell Crow Company 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (Name and address of agent for service)
(214) 863-3000 (Telephone number, including area code, of agent for service)
copy to:
J. Christopher Kirk	P. Gregory Hidalgo
General Counsel	Vinson & Elkins L.L.P.
Trammell Crow Company	3700 Trammell Crow Center
2001 Ross Avenue, Suite 3400	2001 Ross Avenue
Dallas, Texas 75201	Dallas, Texas 75201-2975
(214) 863-3000	(214) 220-7700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $0.01 par value per share	300,000 shares(2)	$8.01	$2,403,000	$195.00

Interest in the Trammell Crow Company Retirement Savings Plan	(3)	(4)	(4)	(4)

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices reported on the New York Stock Exchange on March 31, 2003.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(3)
Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Trammell Crow Company Retirement Savings Plan.

(4)
Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Trammell Crow Company, a Delaware corporation (the "Company" or the "Registrant"), will send or give to all participants in the Trammell Crow Company Retirement Savings Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Company has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents have been filed with the Commission by the Company, and are incorporated herein by reference and made a part hereof:

        (a)

          (i)    the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on March 31, 2003; and

          (ii)   the Trammell Crow Company Retirement Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2001, filed with the Commission pursuant to the Exchange Act on June 28, 2002.

        (b)

          (i)    the Company's Current Report on Form 8-K filed on March 31, 2003; and

          (ii)   the Company's Current Report on Form 8-K filed on April 1, 2003.

        (c)  The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 23, 1997.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        The Company's Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

        Article Eleventh of the Certificate of Incorporation and Article VI, Section 1 of the Company's Bylaws, as amended (the "Bylaws"), provide that the Company shall indemnify its officers and directors to the maximum extent allowed by the DGCL. Additionally, Article Eleventh of the Certificate of Incorporation and Article VI, Section 1 of the Bylaws provide that, in the event that an officer or director files suits against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the DGCL. The preceding discussion of the Certificate of Incorporation, the Bylaws and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation, the Bylaws and Section 145 of the DGCL.

        The Company has entered into indemnity agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses and all other liabilities, damages, judgments, payments, fines, penalties and amounts paid in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were a director, officer, agent or fiduciary of the Company, or are or were serving at the request of the Company as a director, officer, trustee, agent or fiduciary of another corporation or other entity.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-34859) as filed with the Commission on September 3, 1997).
4.2.1	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-34859) as filed with the Commission on September 3, 1997).
4.2.2	First Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.2.1 to the Company's Form 10-Q (File No. 001-13531) as filed with the Commission on August 11, 2000).
4.2.3	Second Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.2.2 to the Company's Form 10-K (File No. 001-13531) as filed with the Commission on March 31, 2003).
4.3
Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-34859) as filed with the Commission on October 23, 1997).
4.4	Trammell Crow Company Retirement Savings Plan (incorporated by reference to Exhibit 4.1 to the Company's Form S-8 (File No. 333-53331) as filed with the Commission on May 21, 1998).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Independent Auditors.
23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature pages hereto).

*
Filed herewith

        The Company has submitted the plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

        (a)  The Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of April, 2003.

TRAMMELL CROW COMPANY
By:	/s/ ROBERT E. SULENTIC Robert E. Sulentic President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert E. Sulentic, Derek R. McClain and J. Christopher Kirk and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ ROBERT E. SULENTIC Robert E. Sulentic	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 1, 2003
/s/ DEREK R. MCCLAIN Derek R. McClain	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	April 1, 2003
/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President (Principal Accounting Officer)	April 1, 2003
/s/ WILLIAM F. CONCANNON William F. Concannon	Director	April 1, 2003
/s/ JAMES R. ERWIN James R. Erwin	Director	April 1, 2003
/s/ CURTIS F. FEENY Curtis F. Feeny	Director	April 1, 2003
/s/ JEFFREY M. HELLER Jeffrey M. Heller	Director	April 1, 2003

/s/ REBECCA A. MCDONALD Rebecca A. McDonald	Director	April 1, 2003
/s/ ROWLAND T. MORIARTY Rowland T. Moriarty	Director	April 1, 2003
/s/ J. MCDONALD WILLIAMS J. McDonald Williams	Director	April 1, 2003

        Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 1st day of April, 2003.

TRAMMELL CROW COMPANY RETIREMENT SAVINGS PLAN
By:	Trammell Crow Company, Plan Sponsor
	By:	/s/ DEREK R. MCCLAIN
Derek R. McClain
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-34859) as filed with the Commission on September 3, 1997).
4.2.1	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-34859) as filed with the Commission on September 3, 1997).
4.2.2	First Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.2.1 to the Company's Form 10-Q (File No. 001-13531) as filed with the Commission on August 11, 2000).
4.2.3	Second Amendment to Bylaws of the Company (incorporated by reference to Exhibit 3.2.2 to the Company's Form 10-K (File No. 001-13531) as filed with the Commission on March 31, 2003).
4.3
Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-34859) as filed with the Commission on October 23, 1997).
4.4	Trammell Crow Company Retirement Savings Plan (incorporated by reference to Exhibit 4.1 to the Company's Form S-8 (File No. 333-53331) as filed with the Commission on May 21, 1998).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Independent Auditors.
23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature pages hereto).

*
Filed herewith

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS